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                                                                       EXHIBIT 5

                                October 30, 2000

Ablest Inc.
1901 Ulmerton Road
Clearwater, Florida  33762

Gentlemen:

         As counsel for Ablest Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Independent Directors' Stock Option Plan and its Key Employees' Option-to-Ownership Stock Plan (the "Plans") and the registration under the Securities Act of 1933 on Form S-8 of 155,314 shares of common stock, $.05 par value, of the Company (the "Shares") reserved for issuance under the Plans.

         Based upon our examination of the Plans and such other documents as we have deemed relevant hereto, we are of the opinion that the Shares, when issued and paid for pursuant to the Plans, will be validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit No. 5 to the Registration Statement on Form S-8 relating to the Shares.

                                      Very truly yours,

                                      Baker & Hostetler LLP